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                                                                     EXHIBIT 5.4



                                                       Borden Ladner Gervais LLP
                                            Lawyers o Patent & Trade-Mark Agents
                                                          1200 Waterfront Centre
                                              200 Burrard Street, P.O. Box 48600
                                                 Vancouver, B.C., Canada V7X 1T2
                                       tel: (604) 687-5744   fax: (604) 687-1415
                                                               www.blgcanada.com



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        December 11, 2002



        Ballard Power Systems Inc.
        United States Securities and Exchange Commission




        Dear Sirs/Mesdames:

                           BALLARD POWER SYSTEMS INC.
                       REGISTRATION STATEMENT ON FORM F-10

              In connection with the registration statement on Form F-10 of Ballard Power Systems Inc. (the "Registration Statement"), we consent to the references to our name in the Registration Statement under the heading "Legal Matters" and to the inclusion of and reference to our opinion under the heading "Eligibility for Investment".


                                  Yours truly,



                                  /s/  "Borden Ladner Gervais LLP"






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